EXHIBIT 99.2

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

FOR IMMEDIATE RELEASE
Contact:  Melanie Clabaugh
814.728.7328
mclabaugh@nwbcorp.com
www.northwest.com

NORTHWEST NAMES KEVIN NELSON TO BE OHIO REGION PRESIDENT

WARREN, PA, JULY 16, 2015— Northwest Bancshares, Inc. and Northwest Bank announced today, that in conjunction with their merger of LNB Bancorp, Inc. and Lorain National Bank, Kevin Nelson will be named Ohio Region President.  The merger is expected to occur August 14, 2015.

In his position, Mr. Nelson will be responsible for the growth of the bank’s Ohio Region. As the market leader, he will direct the business development efforts of all local commercial, small business, mortgage, equity and consumer lending, business services/cash management, retail banking, wealth management and insurance personnel. In addition, Mr. Nelson will lead the region’s community involvement and outreach activities.

Mr. Nelson has a long-standing career in banking with Lorain National Bank, serving in various management positions. In 2000, he joined the bank to lead the retail banking division. In 2004, he was promoted to executive vice president and chief operating officer, with executive oversight of all commercial and retail lending units, credit administration, sales and marketing. After two years at Morgan Bank as senior vice president of commercial lending and sales, Mr. Nelson returned to Lorain National Bank in 2007 as senior vice president and manager of the indirect lending division. In 2014, Mr. Nelson assumed additional responsibilities for all consumer and residential lending at Lorain National and Morgan Bank.

Mr. Nelson is a resident of Avon Lake, Ohio. Active in the community, Mr. Nelson has volunteered his time and leadership to a variety of local organizations, serving as chairman of the Workforce Institute, president of the United Way and as a trustee for the Community Health Partners Foundation Board. In addition, Mr. Nelson is also active managing local sports, supporting the Ohio Reads program and volunteering for the Boy Scouts of America and Second Harvest Food Bank.

In making the announcement, William J. Wagner, Chairman, President and CEO of Northwest Bancshares, Inc. stated “we welcome Kevin Nelson as our Ohio Region leader. He is uniquely qualified for this position. Given LNB’s significant presence in Lorain County, we felt it was imperative that we select someone who is intimately familiar with that market to direct our community banking efforts. In addition, Kevin brings a strong familiarity with LNB’s eastern market in Hudson and Stowe, where Northwest will also have a strong presence and a desire to grow as a community bank. Finally, and perhaps most importantly, Kevin has earned the enthusiastic support of the LNB staff, who will continue to serve LNB’s customers and continue its traditions.”

Northwest operates 161 community banking locations in Pennsylvania, New York, Ohio and Maryland. Founded in 1896, Northwest is a full-service financial institution offering a complete line of personal and business banking products including employee benefits, investment management services, insurance and trust. Northwest Bancshares, Inc. is the holding company of Northwest Bank and is listed on the NASDAQ Global Select Market as NWBI. More information about Northwest can be found online at www.northwest.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “continue,” prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Northwest Bancshares’ reports filed with the U.S. Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to meet the closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating LNB Bancorp’s business or fully realizing cost savings and other benefits; business disruption following the merger; customer acceptance of Northwest Bancshares’ products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and economic conditions.

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